UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 26, 2025

Rithm Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42537	98-1832772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

799 Broadway, 8th Floor New York, New York		10003
(Address of principal executive offices)		(Zip Code)

+1 (212) 850-7770

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	RAC.U	New York Stock Exchange
Class A ordinary shares included as part of the units	RAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	RAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2025, the Registration Statement on Form S-1 (File No. 333-284671) (as amended, the “Registration Statement”) relating to the initial public offering (the “IPO”) of Rithm Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On February 28, 2025, the Company consummated the IPO of 23,000,000 units of the Company (the “Public Units”),which includes Public Units issued pursuant to the exercise in full of the underwriter’s option to purchase additional Public Units to cover over-allotment. Each Public Unit is comprised of one Class A ordinary shares, $0.0001 par value per share (the “Public Shares”) and one-third of one redeemable warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the Registration Statement) (the “Public Warrants”). The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $230,000,000. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•	the Underwriting Agreement, dated February 26, 2025, among the Company and Citigroup Global Markets Inc., BTIG, LLC and UBS Securities LLC, as representatives of the underwriters named in Schedule I therein, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•	the Private Placement Units Purchase Agreement, dated February 26, 2025, between the Company and Rithm Acquisition Corp Sponsor LLC (the “Sponsor”), pursuant to which the Sponsor purchased 660,000 units in a private placement (the “Private Placement Units”), each Private Placement Unit being comprised of one Class A ordinary share, $0.0001 par value per share (the “Private Placement Shares”) and one-third of one warrant, each whole warrant being exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment, as described in the Registration Statement) (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”);

•	the Investment Management Trust Agreement, dated February 26, 2025, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Units, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•	the Warrant Agreement, dated February 28, 2025, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement;

•	the Registration and Shareholder Rights Agreement, dated February 26, 2025, among the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for certain permitted transferees of the Sponsor, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•	the Letter Agreement, dated February 26, 2025, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which each of the Sponsor and each executive officer and director of the Company has agreed to vote any ordinary shares held by him, her or it in favor of the Company’s initial business combination (subject to the limitations of applicable securities laws); to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months of the date hereof; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor; and

•	the Administrative Services and Indemnification Agreement, dated February 26, 2025, between the Company and the Sponsor, pursuant to which the Sponsor has agreed to make available office space, secretarial and administrative services, as may be required by the Company from time to time, for $20,000 per month until the earlier of the Company’s completion of its initial business combination or liquidation and pursuant to which the Company has agreed to indemnify the Sponsor and its affiliates, including Rithm Capital Corp. and its affiliates, from any liability arising with respect to their activities in connection with the Company’s affairs, as described in more details in the Administrative Services and Indemnification Agreement.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 10.1, 10.2, 4.1, 10.3, 10.4 and 10.5, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Concurrently with the consummation of the IPO and the issuance and sale of the Public Shares, the Company consummated the private placement of 660,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $6,600,000. The Private Placement Units purchased by the Sponsor are substantially similar to the Public Units, except that they and the securities included therein will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination, subject to certain limited exceptions. Further, the Private Placement Warrants included in the Private Placement Units are identical to the Public Warrants sold in this offering, subject to certain limited exceptions, as described in the Registration Statement. None of the Private Placement Warrants will be redeemable by the Company. Each Private Placement Share included in each Private Placement Unit will not have any redemption rights or be entitled to liquidating distributions from the trust account if the Company does not consummate an initial business combination.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company appointed Ellen Schubert to the Company’s Board of Directors (the “Board”), effective immediately after the consummation of the IPO on February 28, 2025. Ms. Schubert will serve on the Audit Committee, Nominating Committee and Compensation Committee of the Board.

Ms. Schubert, 63, retired in 2023 after 40 years in finance. Prior to her retirement, Ms. Schubert served as the head of Account Management for Investment Management clients of S&P Global, from 2020 to 2023. From 2015 to 2020, Ms. Schubert was the Chief Executive Officer of KY3P, a third-party risk management SaaS data and information hub and a majority owned subsidiary of S&P Global (formerly IHS Markit). Ms. Schubert was the chairman of the board of KY3P from May 2017 to January 2020, and served on such board until 2023. Ms. Schubert received a bachelor’s degree in economics and history from Miami University.

Ms. Schubert owns 25,000 Class B ordinary shares of the Company.

Item 5.03. Amendments to Memorandum and Articles of Association.

On February 26, 2025 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association are filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Event.

On February 26, 2025, the Company issued a press release announcing the pricing of the IPO. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement among the Company and Citigroup Global Markets Inc., BTIG, LLC and UBS Securities LLC, as representatives of the several underwriters named therein
3.1	Amended and Restated Memorandum and Articles of Association
4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company
10.1	Private Placement Units Purchase Agreement between the Company and the Sponsor
10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company
10.3	Registration and Shareholder Rights Agreement among the Company, the Sponsor and certain other equityholders named therein
10.4	Letter Agreement among the Company, the Sponsor and the Company’s officers and directors
10.5	Administrative Services and Indemnification Agreement between the Company and the Sponsor
99.1	Press Release, dated February 26, 2025
104	Cover Page Interactive File, embedded in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2025	RITHM ACQUISITION CORP.

	By:	/s/ Michael Nierenberg
	Name:	Michael Nierenberg
	Title:	Chairman & Chief Executive Officer